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                                                                      Exhibit 23





                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345) of our report dated October 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Parker Drilling Company and subsidiaries as of August 31, 1997 and 1996, and for the years ended August 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                           COOPERS & LYBRAND L.L.P.




Tulsa, Oklahoma
October 14, 1997